                                 EXHIBIT 99
                                 ----------

                                   Contact:      Paul T. Fink
                                                 Chief Financial Officer
                                                 Photran Corporation
                                                 (612) 469-8840
                                                 (612) 469-4886


                      PHOTRAN CORPORATION CEO RESIGNS
    COMPANY MAY RESTATE 1996 INTERIM PERIODS AS PART OF ONGOING INVESTIGATION
          BUSINESS AND MARKET FUNDAMENTALS REMAIN SOUND, COMPANY SAYS

Minneaplis, Minnesota. - (March 24, 1997) - Photran Corporation (NASDAQ: PTRN) today announced the resignation of David E. Stevenson, the company's president, chief executive officer, and a company director. In addition to Mr. Stevenson, Kathleen V. Stevenson, corporate secretary and a company director, also resigned effectively immediately.
     The Company is conducting an internal investigation of certain financial and accounting irregularities. The company said it may restate the interim results for 1996 upon the conclusion of the investigation. It also expects to report a loss for the fourth quarter and the fiscal year ended December 31, 1996.
     Steven King, a member of the Photran board of directors, said he and his fellow board members have assumed management responsibility for the company, aided by Photran's management team. Together, the company's directors have over 60 years experience heading successful manufacturing companies.
     King stated that "the board has taken rapid action based on what we currently know, and we will update shareholders as soon as our investigation is completed. Our business fundamentals remain sound, we have solid customer commitments, and our coating process technology continues to position us well in the strengthening market for ITO coated glass. The board and our management team are committed to leveraging Photran's technology and our assets to profitably grow the business. We have a solid team in place, and we will be reviewing the management staff to determine what additions might be required."
     Paul Fink, Photran chief financial officer, said the market for ITO coated glass continues to strengthen. He noted that Wintek Corporation, the company's main customer, last week confirmed its intention to purchase 1 million pieces of ITO coated glass. In meetings with Photran management, Wintek also confirmed its commitment to purchase an ITO coating line and to pay Photran to operate that equipment at the company's Lakeville, Minn., manufacturing facility through 1997. Wintek also indicated its intention to place additional orders for ITO coated glass in 1997 and 1998, Fink said.
     Once the company's investigation is complete, it may restate its previously issued 1996 interim financial statements. Accordingly, until such restatements, if any, have been filed with the Securities and Exchange Commission, those previously issued interim financial statements should not be relied upon.
     Photran and its consultants are diligently working to complete their investigation as soon as possible.
     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE TIMELY COMPLETION OF CONSTRUCTION AND INSTALLATION OF THE MANUFACTURING EQUIPMENT FOR WINTEK CORPORATION, THE SELLING PRICE AND MARKET DEMAND FOR THE COMPANY'S ITO COATED GLASS AND OTHER FACTORS DISCLOSED THROUGHOUT THE COMPANY'S PREVIOUS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE ACTUAL RESULTS THAT THE COMPANY ACHIEVES MAY DIFFER
MATERIALLY FROM ANY FORWARD-LOOKING STATEMENTS DUE TO SUCH RISKS AND UNCERTAINTIES. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS PRESS RELEASE. READERS ARE URGED TO
CAREFULLY REVIEW AND CONSIDER THE VARIOUS DISCLOSURES MADE BY THE COMPANY IN THIS RELEASE AND IN THE COMPANY'S PAST AND FUTURE REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ATTEMPT TO ADVISE INTERESTED PARTIES OF THE RISKS AND FACTORS THAT MAY AFFECT THE COMPANY'S BUSINESS AND RESULTS
OF OPERATIONS.
     Photran Corporation develops, manufactures and markets high performance optical and electrically conducive thin film coated products using a proprietary process technology known as Fuzion-TM- planar magnetron sputtering. The Company produces products for the flat panel display industry.

                                    # # #